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                                                                     Exhibit 5.1

August 27, 2008



RadNet, Inc.
1510 Cotner Avenue
Los Angeles, CA 90025

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         This opinion is being furnished in connection with the filing by RadNet, Inc., a New York corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 2,975,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), 1,500,000 which may be issued pursuant to the Company's 2006 Equity Incentive Plan (the "2006 Plan"), comprised of: (i) up to 1,000,000 shares of Common Stock that may be issued pursuant to outstanding stock options under the 2006 Plan; and (ii) up to 500,000 shares of Common Stock reserved for issuance for future awards under the 2006 Plan; and 1,475,000 shares of the Common Stock subject to issuance by the Company upon the exercise of outstanding warrants (the "Warrants").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         In connection with this opinion, I have reviewed the Registration Statement, the Company's charter documents, the proceedings taken by the Company with respect to the authorization and adoption of the 2006 Plan, certificates of government officials, the 2006 Plan, the Warrants, the stock records of the Company including a summary report from the Company as of August 27, 2008 of outstanding options to purchase the Company's Common Stock and stock reserved for issuance upon the exercise of options to be granted in the future, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. With respect to the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies. I have also assumed that either (i) the stock certificates to be issued to represent the Shares (collectively, the "Stock Certificates") will conform to the specimen common stock certificate submitted to me, and such Stock Certificates will be duly executed by the Company and, as applicable, countersigned by the transfer agent therefor in accordance with the New York Business Corporation Law and the Company's Bylaws, or (ii) the Shares will be uncertificated in accordance with the New York Business Corporation Law and the Company's Bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. I have further assumed that (i) shares currently reserved will remain available for the issuance of the Shares, and (ii) neither the Company's charter documents nor any of the proceedings relating to the 2006 Plan, or any of the option agreements or

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August 27, 2008
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Warrants relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares. I have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, I have relied on such certificates without independent investigation.

         Based on the foregoing review, and in reliance thereon, I am of the opinion that if, as and when the Shares are issued and sold by the Company in accordance with the terms of the stock options or other agreements provided for under the 2006 Plan or Warrants, as applicable, and payment in full of the consideration therefor is received by the Company, the Shares will be validly issued, fully paid and nonassessable.

         I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         I express no opinion as to matters governed by any laws other than the New York Business Corporation Law. My opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the 2006 Plan, the options, Warrants or other agreements related to the Shares, or the Registration Statement.

                             Respectfully submitted,

                             /s/ Jeffrey L. Linden
                             ---------------------
                             Jeffrey L. Linden